UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its acquisition of GTCH Holdings, LLC (“Green Tree”), effective September 2, 2011, Walter Investment Management Corp. (the “Registrant” or the “Company”) has made the following changes to its executive management team:

Charles Cauthen, formerly the Company’s President and Chief Operating Officer has been appointed the Company’s Chief Operating Officer and Chief Financial Officer.

Kimberly Perez, formerly the Company’s Vice President, Chief Financial Officer and Treasurer has been appointed the Company’s Senior Vice President and Chief Accounting Officer.

Cheryl Collins, formerly Green Tree’s Senior Vice President and Chief Financial Officer has been appointed the Company’s Senior Vice President and Treasurer.

For the information required by Items 401(b), (d) and (e) of Regulation S-K to be included in this Form 8-K as they pertain to Mr. Cauthen (age 53) and Ms. Perez (age 45), see the Registrant’s filing on Form S-11 filed with the Securities and Exchange Commission on October 16, 2009.

Ms. Collins (age 49) has served as the Senior Vice President and Chief Financial Officer of Green Tree (a wholly owned subsidiary of the Company) since January 2006. Ms. Collins joined Green Tree in 1990 as Assistant Controller and subsequently held the positions of Assistant Treasurer, Treasurer and Vice President and Chief Financial Officer prior to taking on her latest position. Prior to joining Green Tree Ms. Collins spent five years at KPMG as an audit manager. Ms. Collins graduated with honors from Minnesota State University in Mankato, Minnesota, and holds a bachelors degree in Accounting. Ms. Collins also holds a CPA.

None of the foregoing executive officers requires any disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: September 9, 2011

By:  /s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

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